                              CERTIFICATE OF AMENDMENT

                                         OF

                            CERTIFICATE OF INCORPORATION

                                         OF

                           ALLIANCE PHARMACEUTICAL CORP.



                 Under Section 805 of the Business Corporation Law

        We, the undersigned, Theodore D. Roth and Lloyd A. Rowland, being respectively the President and the Secretary of Alliance Pharmaceutical Corp., hereby certify:

        1. The name of the corporation is Alliance Pharmaceutical Corp. (hereinafter called the "COMPANY"). The name under which the Company was formed is Otisville Biologics, Inc.

        2. The Certificate of Incorporation was filed in the office of the Secretary of State on the 23rd day of February, 1983.

        3. The Certificate of Incorporation of the Company was first restated and the Restated Certificate was filed on November 10, 1993.

        4. The Certificate of Incorporation of the Company, as amended heretofore, is further amended by the addition of the following provisions that designate the relative rights, preferences, and limitations of 100,000 shares of the authorized 5,000,000 shares of preferred stock, $0.01 par value, which provisions establish an additional series of preferred stock of the Company designated as "SERIES E-1 PREFERRED STOCK."

        5. A new Section (f) is added to Article 4 thereof, which Section (f) reads in its entirety as follows:


        "(f)    Convertible Preferred Stock, Series E-1.


        Section 1. DESIGNATION, AMOUNT, PAR VALUE, STATED VALUE AND RANK. The series of preferred stock shall be designated as Convertible Preferred Stock, Series E-1 (the "SERIES E-1 PREFERRED STOCK"), and the number of shares so designated shall be 100,000 (which shall not be subject to increase without the consent of the holders of the Series E-1 Preferred Stock ("HOLDERS")). Each share of Series E-1 Preferred Stock shall have a par value of $0.01 per share and a stated value of $60.00 per share (the "STATED VALUE").

        The Series E-1 Preferred Stock shall rank senior to the Junior Securities (as defined below) and pari passu with all other series of preferred stock of the Company issued and outstanding as to distributions and upon liquidation, dissolution or winding up.

        Section 2. JUNIOR SECURITIES. So long as any Series E-1 Preferred Stock shall remain outstanding, except pursuant to existing agreements of the Company, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire otherwise than upon conversion or exchange directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities.

        Section 3. VOTING RIGHTS. The holders of Series E-1 Preferred Stock shall have the right to vote, together with the holders of all the outstanding shares of Common Stock (and the holders of every other class or series entitled to vote together with such holders) and not by class, except as otherwise required by New York law, on all matters on which holders of Common Stock shall have the right to vote. Each holder of Series E-1 Preferred Stock shall have the right to cast ten (10) votes for each share of Preferred Stock held by such holder. In addition, so long as any shares of Series E-1 Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the holders of 66.66% of the shares of the Series E-1 Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series E-1 Preferred Stock, (b) alter or amend this Article 4(f), other than to renumber this Article 4(f), (c) authorize or create any class of stock ranking as to distribution of assets upon a Liquidation (as defined in Section 4) or otherwise senior to the Series E-1 Preferred Stock, (d) amend its Certificate of Incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders, (e) increase the authorized number of shares of Series E-1 Preferred Stock, and (f) enter into any agreement with respect to the foregoing.

        Section 4. LIQUIDATION. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "LIQUIDATION"), subject to the provisions of Section 502 of the New York Business Corporation Law, if applicable, the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series E-1 Preferred Stock an amount equal to the Stated Value before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series E-1 Preferred Stock shall be distributed among the holders of Series E-1 Preferred Stock and the holders of all securities ranking pari passu to the Series E-1 Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record holder of Series E-1 Preferred Stock.

        Section 5.      CONVERSION.

        (a)     (i)     Each share of Series E-1 Preferred Stock shall be
        convertible into shares of Common Stock (subject to Section 5(a)(iii) and Section 5(a)(iv)) at the Conversion Ratio (as defined in Section 7) at the option of the Holder in whole or in part at any time after the Original Issue Date. The Holders shall effect conversions by surrendering the certificate or certificates representing the shares of Series E-1 Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as EXHIBIT A (the "HOLDER CONVERSION NOTICE"). Each Holder Conversion Notice shall specify the number of shares of Series E-1 Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the holder delivers such Holder Conversion Notice by facsimile (the "HOLDER CONVERSION DATE"). If no Holder Conversion Date is specified in a Holder Conversion Notice, the Holder Conversion Date shall be the date that the Holder Conversion Notice is deemed delivered pursuant to Section 5(i). Subject to Sections 5(a)(iii) and 5(b) hereof, each Holder Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all shares of Series E-1 Preferred Stock represented by the certificate or certificates tendered by the Holder with the Holder Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such Holder (in the manner and within the time set forth in Section 5(b)) a certificate for such number of shares as have not been converted.

                (ii) On the fifth anniversary of the Original Issue Date, the Company may require the conversion of all of the then outstanding and unconverted shares of Series E-1 Preferred Stock at the Conversion Ratio (subject to reduction pursuant to Section 5(a)(iii)) by delivering to the Holder of such shares to be converted a notice in the form attached hereto as EXHIBIT B (the "COMPANY CONVERSION NOTICE"), PROVIDED, HOWEVER, that no such conversion shall be permitted unless at the time of the delivery of the Company Conversion Notice and on the Company Conversion Date (as defined below), (a) the shares of Common Stock issuable upon such conversion are listed for trading on the Nasdaq National Market, the Nasdaq Small Cap Market or are otherwise publicly traded and (b) the Company is in material compliance with all of its obligations under this Article 4(f), the Purchase Agreement, the Royalty Agreement and the Registration Rights Agreement. In the event that the shares are not listed on the Nasdaq National Market or a registered national exchange at the time of conversion under this paragraph then the Company shall pay to each Holder 3.5% of the aggregate Stated Value of the shares of Series E-1 Preferred Stock then held by such Holder, in cash, as liquidated damages and not as a penalty, concurrently with the delivery of shares of Common Stock to the Holders in connection with such conversion. Each Company Conversion Notice shall specify the number of shares of Series E-1 Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the day after the Company delivers such Company Conversion Notice by facsimile (the "COMPANY CONVERSION DATE"). If no Company Conversion Date is specified in a Company Conversion Notice, the Company Conversion Date shall be the date that the Company Conversion Notice is deemed delivered pursuant to Section 5(i). A Holder Conversion Date and a Company Conversion Date are sometimes referred to herein as the "CONVERSION DATE" and a Holder Conversion Notice and a Company Conversion Notice are sometimes referred to as a "CONVERSION NOTICE." Any conversion pursuant to this Section 5(a)(ii) shall be subject to
        Section 5(b) with respect to consequences of the

        Company's failure to deliver shares of Common Stock in respect of a conversion under this Section. If the Company is converting less than all shares of Series E-1 Preferred Stock represented by the certificate or certificates tendered by the Holder in response to a Company Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such tendering Holder (in the manner and within the time set forth in Section 5(b)) a certificate for such number of shares as have not been converted. In the absence of receipt by the Company of Holder's election not to receive new certificates, the Company shall deliver such certificate(s) as provided herein.

                (iii)   If on the Conversion Date applicable to any conversion,
        (A) the Common Stock is then listed for trading on the Nasdaq National Market, the New York Stock Exchange, the American Stock Exchange or the Nasdaq Small Cap Market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion of all outstanding shares of Series E-1 Preferred Stock, together with any shares of Common Stock previously issued upon conversion of Series E-1 Preferred Stock, would equal or exceed 20% of the number of shares of Common Stock outstanding on the Original Issue Date (the "ISSUABLE MAXIMUM"), and (C) the Company has not previously obtained (or attempted pursuant to clause (1) of this subsection to obtain) Shareholder Approval (as defined below), then the Company shall issue to any Holder so requesting conversion of Series E-1 Preferred Stock its pro rata portion of the Issuable Maximum in the same ratio that the number of shares of Series E-1 Preferred Stock held by any such Holder bears to all shares of Series E-1 Preferred Stock then outstanding and, with respect to any shares of Common Stock that otherwise would have been issuable to such Holder in respect of the Holder Conversion Notice at issue in excess of the Issuable Maximum, the Company shall, as promptly as possible, but in no event later than 75 days after such Conversion Date, at the Company's option, either, (1) convene a meeting of the holders of the Common Stock and use its best efforts to obtain the Shareholder Approval or a waiver of such approval from the Nasdaq National Market, the Nasdaq Small Cap Market or the appropriate exchange, or (2) redeem all or a portion of the shares of Series E-1 Preferred Stock to which such Holder Conversion Notice applies as would cause the number of shares of Common Stock issuable upon such conversion to exceed the Issuable Maximum, for an amount, paid in cash, equal to the greater of (A) the Stated Value of such shares multiplied by 120%, or (B) the applicable Conversion Ratio as of the Conversion Date multiplied by the average Per Share Market Value for the five Trading Days immediately preceding the Conversion Date or the date of payment, whichever is greater. If the Company elects to seek Shareholder Approval pursuant to clause (1) of the preceding sentence and fails for any reason to obtain such Shareholder Approval within 75 days after the Conversion Date, then the Company shall be obligated to either (x) redeem the Preferred Stock not converted as a result of the provisions of this Section in accordance with the provisions of clause
        (2) of the preceding sentence as promptly as possible but in any event within seven days after such failure or (y) convert the shares of Series E-1 Preferred Stock into Common Stock as requested in such Holder Conversion Notice. "SHAREHOLDER APPROVAL" means the approval by a majority of the total votes cast on the proposal, in person or by proxy, at a meeting of the shareholders of the Company held in accordance with the Company's Certificate of Incorporation and bylaws, of the issuance by the Company of shares of Common Stock exceeding the Issuable Maximum as a consequence of the conversion of Series E-1 Preferred Stock into Common Stock at a price less than the greater of the book or market value on the Original Issue Date as and to the extent required pursuant to Rule 4460(i) of the Nasdaq National Market (or any successor or replacement provision thereof).

                (iv) In no event shall a Holder be permitted to convert any shares of Series E-1 Preferred Stock in excess of the number of such shares upon the conversion of which, (x) the number of shares of Common Stock beneficially owned by such Holder (other than shares of Common Stock issuable upon conversion of shares of Series E-1 Preferred Stock) plus (y) the number of shares of Common Stock issuable upon the conversion of such shares of Series E-1 Preferred Stock, would be equal to or exceed (z) 4.999% of the number of shares of Common Stock then issued and outstanding, including shares issuable on conversion of the Series E-1 Preferred Stock held by such Holder after application of this
        Section 5(a)(iv). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder. To the extent that the limitation contained in this paragraph 5(a)(iv) applies, the determination of whether shares of Series E-1 Preferred Stock are convertible (in relation to other securities owned by a Holder) and of which shares of Series E-1 Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of shares of Series E-1 Preferred Stock for conversion shall be deemed to be such Holder's determination of whether such shares of Series E-1 Preferred Stock are convertible (in relation to other securities owned by a Holder) and of which shares of Series E-1 Preferred Stock are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a Holder to convert such shares of Series E-1 Preferred Stock at such time as such conversion will not violate the provisions of this paragraph. The provisions of this Section 5(a)(iv) may be waived by a Holder of Series E-1 Preferred Stock as to itself (and solely as to itself) upon not less than 75 days prior notice to the Company, and the provisions of this Section 5(a)(iv) shall continue to apply until such 75th day (or later, if stated in the notice of waiver). The limitations of this Section 5(a)(iv) shall not apply to any conversion pursuant to Section 5(a)(ii). Each conversion by a Holder shall be deemed to be accompanied by the representation that such conversion is in accordance with the provisions of this paragraph. No conversion in violation of this paragraph but otherwise in accordance with this Article 4(f) shall affect the status of the securities issued upon such conversion as validly issued, fully-paid and nonassessable.

        (b)     (i)     Not later than three (3) Trading Days after any
        Conversion Date, the Company will deliver to the holder (A) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by SECTION 3. l(b) of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Series E-1 Preferred Stock (subject to reduction pursuant to Section 5(a)(iii) and Section 5(a)(iv)), and (B) one or more certificates representing the number of shares of Series E-1 Preferred Stock not converted; PROVIDED, HOWEVER, that the Company shall not be obligated to issue the certificates set forth in (A) and (B) above until two Trading Days after certificates evidencing such shares of Series E-1 Preferred Stock are either delivered for conversion to the Company or the holder of such Series E-1 Preferred Stock notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. Failure of a Holder to deliver such Series E-1 Preferred Stock certificate or affidavit of loss and indemnity to the Company within ten (10) Trading Days of the Conversion Date shall enable the Company, upon written notice to the Holder, to rescind the conversion. Upon request of the holder, any certificate or certificates required to be delivered under this Section shall be electronically delivered through a direct or indirect participant of the Depository Trust Company or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable holder by the third Trading Day after the Conversion Date, the holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Series E-1 Preferred Stock tendered for conversion.

                (ii) If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section hereunder by the later of the third Trading Day after the Conversion Date or the second Trading Day after the Company receives the certificate representing the shares of Series E-1 Preferred Stock to be converted or an affidavit of loss and indemnity, the Company shall pay to such Holder, in cash, $5,000 per Trading Day for each Trading Day until such certificates are delivered. If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section prior to the 15th Trading Day after the Conversion Date, the Company shall, at the Holder's option redeem, from funds legally available therefor at the time of such redemption, such number of shares of Series E-1 Preferred Stock then held by such Holder, as requested by such Holder, in cash. The redemption price shall be equal to the number of shares of Series E-1 Preferred Stock then held by such Holder multiplied by the average Per Share Market Value for the five Trading Days immediately preceding
        (A) the Conversion Date or (B) the date of payment in full by the Company of such prepayment price, whichever is greater, multiplied by the Conversion Ratio calculated on the Conversion Date. If the Holder has requested that the Company redeem shares of Series E-1 Preferred Stock pursuant to this Section and the Company fails for any reason to pay the redemption price, as calculated pursuant to the immediately preceding sentence, within seven days after such notice is deemed delivered pursuant to Section 5(i), the Company will pay interest on the redemption price at a rate of 15% per annum, in cash to such Holder, accruing from such seventh day until the redemption price and any accrued interest thereon is paid in full. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein (including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving certificates representing shares of Common Stock upon conversion, such damages to be in an amount equal to (A) the aggregate amount paid by such holder for the shares of Common Stock so purchased minus (B) the aggregate amount of net proceeds, if any, received by such Holder from the sale of the shares of Common Stock issued by the Company pursuant to such conversion), and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

                (iii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i), by the later of the third Trading Day after the Conversion Date or the second Trading Day after the Company receives the certificate or certificates representing the shares of Series E-1 Preferred Stock to be converted or an affidavit of loss and indemnity, and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "BUY-IN"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate Stated Value of the shares of Preferred Stock for which such conversion was not timely honored. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 aggregate stated value of the shares of Preferred Stock, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

        (c)     (i)     The conversion price for each share of Series E-1
        Preferred Stock (the "CONVERSION PRICE") in effect on any Conversion Date shall be (A) at all times prior to January 4, 1999, a fixed amount (the "INITIAL CONVERSION PRICE") equal to 120% of the Per Share Market Value on the Trading Day immediately prior to the Series E-1 Closing Date (as defined in the Purchase Agreement), PROVIDED, that if the Per Share Market Value on such date is at least $4.50 and no more than $5.50 on such date, then the Initial Conversion Price shall be $6.00, and (B) on or after January 4, 1999, the lesser of (1) the Initial Conversion Price or (2) 100% of the lowest average Per Share Market Value for fifteen (15) consecutive Trading Days during the sixty-four (64) Trading Days (the "LOOK-BACK PERIOD") prior to the Conversion Date (the "VARIABLE CONVERSION PRICE"), except that any Trading Day on which a Holder shall have consummated a short sale or sales of the Common Stock in an amount equal to at least 5% of the aggregate pro rata amount of the Series E-1 Purchase Price, Series E-2 Purchase Price and Series E-3 Purchase Price (as such terms are defined in the Purchase Agreement) paid by such Holder shall not be included in such fifteen-day or sixty-four day period with respect to such Holder, and such fifteen-day period shall be extended by adding a number of days immediately prior thereto or thereafter, as appropriate, and the sixty-four day period shall be extended by adding a number of days immediately prior thereto, equal to the total number of days excluded for short sales in order to achieve a full fifteen-day period average at the lowest price average, and similarly, if during any period (a "BLACK-OUT PERIOD"), a Holder is unable to trade any Common Stock issued or issuable upon conversion of Preferred Stock immediately due to the postponement of filing or delay or suspension of effectiveness of a registration statement or because the Company has otherwise informed such Holder that an existing prospectus cannot be used at that time in the sale or transfer of such Common Stock, such Holder shall have the option but not the obligation on any Conversion Date within ten Trading Days following the expiration of the Black-out Period of using the Conversion Price applicable on such Conversion Date or any Conversion Price selected by such Holder that would have been applicable had such Conversion Date been at any earlier time during the Black-out Period or within the ten Trading Days thereafter. If, during the period after the later of (i) January 4, 1999, or (ii) January 4, 1999 plus the length of any Black-out Period that occurred prior to such date, or (iii) if a Black-out Period is still in effect on January 4, 1999, the expiration of a ten day period following such Black-out Period plus the number of days in any Black-out Period occurring before January 4, 1999, the Per Share Market Value has exceeded 150% of the Initial Conversion Price for at least twenty (20) of thirty (30) consecutive Trading Days, then provided the Company has given notice to the Holders no later than ten
        (10) Trading Days after such thirty (30) consecutive Trading Day period, the Initial Conversion Price shall be applied to any remaining conversion of the Series E-1 Preferred Stock. Notwithstanding the foregoing, if (a) the Underlying Shares Registration Statement is not filed on or prior to the 30th day after the Original Issue Date, or (b) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12d1-2 promulgated under the Exchange Act within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that an Underlying Shares Registration Statement will not be "reviewed," or not subject to further review, or (c) the Underlying Shares Registration Statement is not declared effective by the Commission on or prior to the 90th day after the Original Issue Date, or (d) such Underlying Shares Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities (as such term is defined in the Registration Rights Agreement) at any time prior to the expiration of the "EFFECTIVENESS PERIOD" (as such term as defined in the Registration Rights Agreement), without being succeeded within fifteen Trading Days by a subsequent Underlying Shares Registration Statement filed with and declared effective by the Commission, or (e) trading in the Common Stock shall be suspended or if the Common Stock is delisted for any reason for more than three Trading Days in the aggregate, or (f) the conversion rights of the Holders are suspended for any reason except as a result of
        Section 5(a)(iv) hereof, or (g) the Company breaches in a material respect any covenant or other material term or condition to this Article 4(f), the Purchase Agreement (other than a representation or warranty contained therein), the Registration Rights Agreement or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby, and such breach continues for a period of thirty days after written notice thereof to the Company, or (h) the Company elects to convene a shareholders meeting pursuant to Section 5(a)(iii) and fails to convene a meeting of shareholders within the time periods specified in Section 5(a)(iii) or does so convene a meeting of shareholders within such time period but fails to obtain Shareholder Approval at such meeting, or (i) the Company has breached Section 3(p) of the Registration Rights Agreement (any such failure or breach being referred to as an "EVENT," and for purposes of clauses (a), (c) and (f) the date on which such Event occurs, or for purposes of clause (b) the date on which such five day period is exceeded, or for purposes of clause (d) the date which such fifteen Trading Day-period is exceeded, or for purposes of clause (e) the date on which such three Trading Day period is exceeded, or for clause (g) the date on which such thirty day period is exceeded, being referred to as "EVENT DATE"), then the Conversion Price shall be decreased by 2% as of the Event Date and shall be decreased an additional 2% as of each monthly anniversary of the Event Date until the earlier to occur of the second month anniversary after the Event Date and such time as the applicable Event is cured. Commencing the second month anniversary after the Event Date, the Company shall pay to the Holders $70,000 per month until the applicable Event is cured (each holder being entitled to receive such portion of such amount as equals its pro rata portion of the Series E-1 Preferred Stock). Any decrease in the Conversion Price pursuant to this Section shall continue notwithstanding the fact that the Event causing such decrease has been subsequently cured. Additionally, if the Company has failed to file a registration statement as required by the Registration Rights Agreement within 30 days after the date (the "FILING DATE") it was required to file such registration statement pursuant to the Registration Rights Agreement or if any registration statement required to be filed by the Company pursuant to the Registration Rights Agreement has not been declared effective by the Commission within 120 days of the date it was required to be filed pursuant to the Registration Rights Agreement, or if the Company has allowed any registration statement required to be filed pursuant to the Registration Rights Agreement to lapse for a period of 60 consecutive days, then the Conversion Price shall, immediately after such 30th, 120th or 60th day, as applicable, be decreased by an additional 2% and shall be further decreased by an additional .07% for each subsequent day thereafter until such time as such registration statement is filed, declared effective or had its effectiveness reinstated, as applicable; PROVIDED, that if any such registration statement is not effective within 180 days after the Filing Date, then the Conversion Price shall be decreased by an additional 1.25% for each seven calendar days following such 180th day and continuing until any such registration statement is effective. The Company shall have the option, exercisable at any time after the 30th day but prior to the 60th day following such 30th, 120th or 60th day, as applicable, upon notice to all Holders to redeem all outstanding Series E-1 Preferred Stock, in cash, at a redemption price equal to the number of shares of Series E-1 Preferred Stock then outstanding and held by such holder multiplied by the average Per Share Market Value for the five Trading Days immediately preceding (x) the date of the redemption notice or (y) the date of payment in full by the Company of such prepayment price, whichever is greater, multiplied by the Conversion Ratio calculated on the date of the payment in full by the Company of the redemption price. Any such redemption shall take place within fifteen days after the giving of such notice of redemption by the Company. For each day after the 90th day from the Filing Date that such registration statement is not effective, a day will be added to the Look-Back Period. If the Company elects to redeem shares of Series E-1 Preferred Stock pursuant to this Section and the Company fails for any reason to pay the redemption price as calculated above within five days after such notice is given, the Company will pay interest on the redemption price at a rate of 15% per annum, in cash, accruing from such fifth day until the redemption price and any accrued interest thereon is paid in full. The provisions of this Section are not exclusive and shall in no way limit the Company's obligations under the Registration Rights Agreement.

                (ii) If the Company, at any time while any shares of Series E-1 Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities (other than with respect to the Subsequent Preferred) payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the applicable Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this
        Section 5(c)(ii) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                (iii) If the Company, at any time while any shares of Series E-1 Preferred Stock are outstanding, shall sell or issue additional shares of Common Stock or rights or warrants to acquire shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, excluding any rights of the holder of the Series D Preferred Stock to acquire Common Stock, the applicable Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such shares, rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such shares, rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such shares, rights or warrants are issued, and shall become effective immediately after the issuance of such shares, rights or warrants or, if such rights or warrants are issued to stockholders of the Company, the record date for the determination of shareholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the applicable Conversion Price pursuant to this Section 5(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the applicable Conversion Price shall immediately upon such expiration be re-computed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the applicable Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the applicable Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

                (iv) If the Company, at any time while shares of Series E-1 Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to holders of Series E-1 Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii) and (iii) above), then in each such case the applicable Conversion Price at which each share of

        Series E-1 Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; PROVIDED, HOWEVER, that in the event of a distribution exceeding ten percent of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "APPRAISER") selected in good faith by the holders of a majority in interest of the shares of Series E-1 Preferred Stock then outstanding; and PROVIDED, FURTHER, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the holders of Series E-1 Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                (v) All calculations under this Section 5 shall be made to the nearest cent or the nearest l/l00th of a share, as the case may be.

                (vi) Whenever the applicable Conversion Price is adjusted pursuant to Section 5(c)(ii),(iii) or (iv), the Company shall promptly mail to each holder of Series E-1 Preferred Stock, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                (vii) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, which reclassification, consolidation or merger has been properly approved by the Board of Directors of the Company and pursuant to which
        (i) a majority of the Board of Directors will not constitute a majority of the board of directors of the surviving entity or (ii) less than 50% of the outstanding shares of the capital stock of the surviving entity will be held by the same shareholders of the Company prior to such reclassification, consolidation or merger, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the holders of the Series E-1 Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the holders of the Series E-1 Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which such shares of Series E-1 Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled; provided, however, that each Holder shall have the option to require the Company to redeem, from funds legally available therefor at the time of such redemption, its shares of Series E-1 Preferred Stock at a price per share equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (1) the effective date, the date of the closing or the date of the announcement, as the case may be, of the reclassification, consolidation, merger, sale, transfer or share exchange the triggering such redemption right or (2) the date of payment in full by the Company of the redemption price hereunder, whichever is greater, and (ii) the Conversion Ratio calculated on the date of the closing or the effective date, as the case may be, of the reclassification, consolidation, merger, sale, transfer or share exchange triggering such redemption right, as the case may be. The entire redemption price shall be paid in cash, and the terms of payment of such redemption price shall be subject to the provisions set forth in Section 6(b). The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder of Series E-1 Preferred Stock the right to receive the securities, cash or property set forth in this Section 5(c)(vii) upon any conversion or redemption following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                (viii)  If:

                        A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                        B. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                        C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                        D. the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

                        E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

        then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Series E-1 Preferred Stock, and shall cause to be mailed to the Holders of Series E-1 Preferred Stock at their last addresses as they shall appear upon the stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; PROVIDED, HOWEVER, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert shares of Series E-1 Preferred Stock during the 30-day period commencing the date of such notice to the effective date of the event triggering such notice.

                (ix) If the Company (A) makes a public announcement that it intends to enter into a Change of Control Transaction or (B) any person, group or entity (including the Company, but excluding a Holder or any affiliate of a Holder) publicly announces a bona fide tender offer, exchange offer or other transaction to purchase 50% or more of the Common Stock (such announcement being referred to herein as a "MAJOR ANNOUNCEMENT" and the date on which a Major Announcement is made, the "ANNOUNCEMENT DATE"), then, in the event that a Holder seeks to convert shares of Series E-1 Preferred Stock on or following the Announcement Date, the Conversion Price shall, effective upon the Announcement Date and continuing through the earlier to occur of the consummation of the proposed transaction or tender offer, exchange offer or other transaction and the Abandonment Date (as defined below), be equal to the lower of (1) the average Per Share Market Value on the five (5) Trading Days immediately preceding (but not including) the Announcement Date and
        (2) the Conversion Price in effect on the Conversion Date for such Series E-1 Preferred Stock. "ABANDONMENT DATE" means with respect to any proposed transaction or tender offer, exchange offer or other transaction for which a public announcement as contemplated by this paragraph has been made, the date upon which the Company (in the case of clause (A) above) or the person, group or entity (in the case of clause
        (B) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this paragraph to become operative.

        (d) If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of Series E-1 Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the holders of Series E-1 Preferred Stock at least 10 calendar days prior to the effective date of such action, and an Appraiser selected by the holders of majority in interest of the Series E-1 Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Series E-1 Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of shares of Series E-1 Preferred Stock; PROVIDED, HOWEVER, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in good faith, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

        (e) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series E-1 Preferred Stock free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Series E-1 Preferred Stock, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5(c)) upon the conversion of all outstanding shares of Series E-1 Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradable.

        (f) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder of a share of Series E-1 Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

        (g) The issuance of certificates for shares of Common Stock on conversion of Series E-1 Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate.

        (h) Shares of Series E-1 Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of undesignated preferred stock.

        (i) Any and all notices or other communications or deliveries to be provided by the holders of the Series E-1 Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the President and to the Secretary of the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder of Series E-1 Preferred Stock at the facsimile telephone number or address of such holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 7:00 p.m. (Eastern Time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 7:00 p.m. (New York Time) on any date and earlier than 11:59 p.m. (Eastern Time) on such date, (iii) receipt, if sent by a nationally recognized overnight courier service, or (iv) actual receipt by the party to whom such notice is required to be given.

        Section 6.      REDEMPTIONS.

        (a) At the Company's option, all outstanding and unconverted shares of Series E-1 Preferred Stock on the fifth anniversary of the Original Issue Date not converted pursuant to Section 5(a)(ii) shall be redeemed by the Company pursuant to this Section 6(a), from funds legally available therefor at a price per share equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (1) the fifth anniversary of the Original Issue Date or (2) the date of payment in full by the Company of the redemption price hereunder, whichever is greater, and (ii) the Conversion Ratio calculated on the fifth anniversary of the Original Issue Date. Thereafter, all shares of Series E-1 Preferred Stock shall cease to be outstanding and shall have the status of authorized but undesignated preferred stock. The entire redemption price shall be paid in cash within five (5) business days after the fifth anniversary of the Original Issue Date.

        (b) If any portion of the applicable redemption price under Section 6(a) shall not be paid by the Company within five calendar days after the date due, interest shall accrue thereon at the rate of 15% per annum until the redemption price plus all such interest is paid in full (which amount shall be paid as liquidated damages and not as a penalty). In addition, if any portion of such redemption price remains unpaid for more than ten (10) calendar days after the date due, the holder of the Series E-1 Preferred Stock subject to such redemption may elect, by written notice to the Company given within 30 days after the date due, to either (i) demand conversion in accordance with the formula and the time frame therefor set forth in Section 5 of all of the shares of Series E-1 Preferred Stock for which such redemption price, plus accrued liquidated damages thereof, has not been paid in full (the "UNPAID REDEMPTION SHARES"), in which event the Conversion Ratio for such shares shall be the higher of the Conversion Ratio calculated on the date such redemption price was originally due and the Conversion Ratio as of the holder's written demand for conversion, or (ii) invalidate AB INITIO such redemption, notwithstanding anything herein contained to the contrary. If the holder elects option (i) above, the Company shall within five Trading Days of its receipt of such election deliver to the holder the shares of Common Stock issuable upon conversion of the Unpaid Redemption Shares subject to such holder conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if the Holder elects option (ii) above, the Company shall promptly, and in any event not later than five Trading Days from receipt of holder's notice of such election, return to the holder all of the Unpaid Redemption Shares.

        Section 7. DEFINITIONS. For the purposes hereof, the following terms shall have the following meanings:

        "CHANGE OF CONTROL TRANSACTION" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Section 13(d)(3) of the Exchange Act) of in excess of 50% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof, or their duly elected successors who are directors immediately prior to such transaction, in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, unless following such transaction, the holders of the Company's securities continue to hold at least 50% of such securities following such transaction, or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

        "COMMON STOCK" means the common stock, $0.01 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

        "CONVERSION RATIO" means, at any time, a fraction, of which the numerator is Stated Value and of which the denominator is the Conversion Price at such time.

        "JUNIOR SECURITIES" means the Common Stock and all other equity securities of the Company which are junior in rights and liquidation preference to the Series E-1 Preferred Stock.

        "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

        "ORIGINAL ISSUE DATE" shall mean the date of the first issuance of any shares of the Series E-1 Preferred Stock regardless of the number of transfers of any particular shares of Series E-1 Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series E-1 Preferred Stock.

        "PER SHARE MARKET VALUE" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the Nasdaq National Market or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the Nasdaq National Market or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the Nasdaq National Market or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the holders of a majority in interest of the shares of the Series E-1 Preferred Stock; PROVIDED, HOWEVER, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser; and PROVIDED, FURTHER that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

        "PERSON" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

        "PURCHASE AGREEMENT" means the Convertible Preferred Stock Purchase Agreement, dated as of the Original Issue Date, among the Company and the original holders of the Series E-1 Preferred Stock.

        "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the Original Issue Date, by and among the Company and the original Holders.

        "ROYALTY AGREEMENT" means the Royalty Rights Agreement dated as of the Original Issue Date by and among the Company and the original Holders.

        "TRADING DAY" means (a) a day on which the Common Stock is traded on the Nasdaq National Market or other registered national stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the Nasdaq National Market or any registered national stock exchange, a day or which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

        "UNDERLYING SHARES" means the number of shares of Common Stock into which the Shares are convertible in accordance with the terms hereof and the Purchase Agreement."

                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                              SIGNATURE PAGE FOLLOWS]

        The manner in which the foregoing Amendment of the Certificate of Incorporation was authorized is as follows: The Board of Directors of the Corporation authorized the Amendment under the authority vested in said Board of Directors under the provisions of the Certificate of Incorporation and of
Section 502 of the Business Corporation Law.

IN WITNESS WHEREOF, we have subscribed this document on the date set opposite each of our names below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.


Date:                , 1998
     ----------------

                                -----------------------------------------------
                                Name:  Theodore D. Roth
                                Title: President and Chief Operating Officer

                                -----------------------------------------------
                                Name:  Lloyd A. Rowland
                                Title: General Counsel and Secretary

                                      EXHIBIT A

                                NOTICE OF CONVERSION
                             AT THE ELECTION OF HOLDER

(TO BE EXECUTED BY THE REGISTERED HOLDER IN
ORDER TO CONVERT SHARES OF SERIES E-1 PREFERRED
STOCK)

        The undersigned hereby elects to convert the number of shares of Series E-1 Convertible Preferred Stock indicated below, into shares of common stock, par value $0.01 per share, of Alliance Pharmaceutical Corp. (the "COMPANY") according to the conditions hereof, as of the date written below. The undersigned hereby represents and warrants that it has not consummated any short sales of the Common Stock on any of the days used for calculation of the Conversion Price. A calculation of the fifteen-day period used to determine the Conversion Price is attached hereto as SCHEDULE I. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

                                        ----------------------------------------
                                        Date to Effect Conversion

                                        ----------------------------------------
                                        Number of shares of Series E-1 Preferred
                                        Stock to be Converted

                                        ----------------------------------------
                                        Number of shares of Common Stock to be
                                        Issued

                                        ----------------------------------------
                                        Applicable Conversion Price

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Name

                                        ----------------------------------------
                                        Address

                                      EXHIBIT B

                              NOTICE OF CONVERSION AT
                            THE ELECTION OF THE COMPANY

        The undersigned in the name and on behalf of Alliance Pharmaceutical Corp. (the "COMPANY") hereby notifies the addressee hereof that the Company hereby elects to exercise its right to convert ____ shares of its Series E-1 Convertible Preferred Stock held by the Holder into shares of the Company's common stock, par value $0.01 per share, according to the terms hereof, as of the date written below. No fee will be charged to the Holder for any conversion hereunder, except for such transfer taxes, if any which may be incurred by the Company if shares are to be issued in the name of a person other than the person to whom this notice is addressed.

Conversion calculations:

                                        ----------------------------------------
                                        Date to Effect Conversion

                                        ----------------------------------------
                                        Number of shares of Series E-1 Preferred
                                        Stock to be Converted

                                        ----------------------------------------
                                        Number of shares of Common Stock to be
                                        Issued

                                        ----------------------------------------
                                        Applicable Conversion Price

                                        ----------------------------------------
                                        Name of Holder

                                        ----------------------------------------
                                        Address of Holder